Exhibit 99.1
FOR IMMEDIATE RELEASE

Sunwin International Neutraceuticals Signs Exclusive Distribution Agreement with Hunan Fuhui Flavors

Qufu, China, October 8, 2009 – Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN), one of the world's leading producers of all-natural, zero-calorie stevia in China and a leader in the production and distribution of Chinese herbs and veterinary medicines announced today it has signed an exclusive distribution agreement with Hunan Fuhui Flavors Co. Ltd. to distribute Sunwin’s stevia extract within Hunan province in China.

Under the terms of the one year agreement, Sunwin will provide marketing support and technical staff to support Hunan Fuhui’s sales efforts within the province. Additionally, Hunan Fuihui must distribute at least 50 tons of stevia extract within the first year for this agreement to be subject to renewal. Hunan Fuhui is an experienced distributor based in the Hunan province, located in southern China and home to more than 64 million people.

Commenting on the agreement, Chairman Laiwang Zhang stated, “We are pleased to secure a strong partner in Hunan Fuhui, whose expertise as a regional distributor makes them an ideal candidate to increase Sunwin’s presence in Hunan province where stevia is commonly used as a natural sweetener. We have recently completed a number of expansion programs to increase our total stevia production capacity and we are particularly excited to expand our marketing efforts in this important domestic market. We look forward to this new partnership as we continue pursue opportunities both in China and throughout the globe to expand revenue and profits in our stevia operations.”

Company Background

Sunwin International Neutraceuticals, Inc. engages in the areas of essential traditional Chinese medicine, zero calorie natural sweeteners (stevia), and veterinary medicines and feeds prepared from 100 percent natural herbal ingredients. As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities to meet the needs of consumers throughout the world. Sunwin also makes such value-added products as specialty veterinary food ingredients and specialty feed ingredients. For more info about Sunwin, please visit http://www.sunwininternational.com.

Safe Harbor Statement

Sunwin International Neutraceuticals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2009.

CONTACT:

Company:
Jeff Reynolds
972-377-2339
jreynolds@sunwinusa.com

Investors:
Matt Kreps
The Shelton Group
972-239-5119 ext 125
mkreps@sheltongroup.com